Exhibit 10.12

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of November 26, 2008, is between Vera Bradley Designs, Inc., an Indiana corporation (“Grantor”), and JPMorgan Chase Bank, N.A., as Collateral Agent for the benefit of the Secured Creditors (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Grantor, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders are party to that certain Credit Agreement as of the date hereof (the same, as it may be further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Credit Agreement”), pursuant to which the Lenders made certain credit facilities available to the Grantor on the terms and conditions set forth therein;

WHEREAS, Grantor, among others, has entered into that certain Security Agreement of even date herewith (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Creditors, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Copyrights and Copyright licenses, and all products and proceeds thereof, to secure the payment of the Secured Obligations;

WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement or the Credit Agreement, as applicable;

WHEREAS, Grantor owns the issued Copyrights and the pending Copyright applications listed on Schedule 1 annexed hereto and is a party to the Copyright licenses listed on Schedule 1 annexed hereto; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Creditors, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether presently existing or hereafter created or acquired:

(1)	(i) each Copyright (as defined in the Security Agreement) owned by Grantor, including, without limitation, each federally registered Copyright and Copyright application referred to in Schedule 1 hereto; and

(ii)	all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past,

present or future infringement of any Copyright, including, without limitation, any Copyright referred to in Schedule 1 hereto or any Copyright issued pursuant to a copyright application referred to in Schedule 1 hereto.

The security interests are granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent, for the benefit of the Secured Creditors, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first written above.

VERA BRADLEY DESIGNS, INC.

By:	/s/ Patricia R. Miller
Name: Patricia R. Miller Title: President

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Creditors

By:	/s/ William J. Schafer
Name: William J. Schafer Title: Vice President

ACKNOWLEDGMENT

State of Indiana	)
	)	ss.
County of Allen	)

On the date first set forth above before me personally appeared the above-indicated person who executed the foregoing instrument as the above-indicated officer of Vera Bradley Designs, Inc., who being by me duly sworn, did depose and say that he/she is such officer of such corporation; that the foregoing instrument was executed on behalf of said corporation by order of its Board of Directors; and that he/she acknowledged said instrument to be the free act and deed of said corporation.

/s/ Stefi Simmone
{Seal}	Notary Public